UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the TuSimple Holdings Inc. (the “Company”) Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (“SEC”) on November 15, 2022, the Company has determined that it is unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (the “Form 10-Q”) by the prescribed due date because the Company requires additional time to finalize the Form 10-Q in light of the changes to the Company’s board of directors and Chief Executive Officer on November 10, 2022, as disclosed on the Company’s Form 8-K filed with the SEC on the same date.

On November 17, 2022, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice indicated that the Company can regain compliance with the Listing Rule at any time prior to January 16, 2023 by filing the Form 10-Q. If the Company fails to file the Form 10-Q by such date, the Company may submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, Nasdaq may grant an extension of 180 calendar days from the Form 10-Q due date, or until May 15, 2023, for the Company to regain compliance.

While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Rule.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

KPMG LLP (“KPMG”) was previously the Company’s principal accountants. On November 17, 2022, KPMG resigned as the Company’s principal accountants, effective immediately.

During the two fiscal years ended December 31, 2021, and the subsequent interim period through November 17, 2022, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, would have caused them to make reference to the disagreement in their opinion to the subject matter of the disagreement, or (2) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised the Company of the following material weakness: As of December 31, 2020, the Company had a lack of appropriately designed and implemented controls over the review and approval of manual journal entries (including consolidation entries) and the related supporting journal entry calculation.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided KPMG with a copy of this Current Report on Form 8-K (this “Form 8-K”) prior to the time this Form 8-K was filed with the SEC and requested that KPMG furnish the Company with a letter addressed to the SEC, stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K in this Form 8-K and, if not, stating the respects in which it does not agree.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by TuSimple Holdings Inc. on November 21, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Interim Chief Financial Officer

Dated: November 21, 2022